SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2007

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas		76712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2007, First City Financial Corporation (the “Company”) received a Staff Determination Notice from The Nasdaq Stock Market indicating that the Company is not in compliance with Nasdaq’s filing requirement, as set forth in Marketplace Rule 4310(c)(14), because the Company has not timely filed its Quarterly Report on Form 10-Q for the year ended March 31, 2007, and that its common stock is, therefore, subject to delisting.

The Company previously requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”) with respect to a Staff Determination Notice from The Nasdaq Stock Market received by the Company on April 3, 2007 because the Company did not timely file its Annual Report on Form 10-K for the year ended December 31, 2006.  The delisting action referenced in the Staff’s letters of April 3, 2007 and May 15, 2007, has been stayed pending a hearing before the Panel, which has been scheduled for Thursday, May 31, 2007.  There can be no assurance that the Panel will grant the Company’s request for continued listing.  Pending a decision by the Panel, the Company’s common stock will remain listed on the Nasdaq Global Select Market.

The Company issued a press release in connection with the foregoing matters on May 17, 2007, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release dated May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: May 17, 2007	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 17, 2007